OMB APPROVAL

OMB Number:	3235-0059
Expires:	January 31, 2008
Estimated average burden hours per response	14.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

EchoStar Communications Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

April 5, 2007
Dear Shareholder:
It is a pleasure for me to extend to you an invitation to attend the 2007 Annual Meeting of Shareholders of EchoStar Communications Corporation. The Annual Meeting will be held on Tuesday, May 8, 2007, at 12:00 noon, local time, at EchoStar’s headquarters located at 9601 S. Meridian Blvd., Englewood, Colorado 80112.
The enclosed Notice of 2007 Annual Meeting of Shareholders and Proxy Statement describe the proposals to be considered and voted on at the Annual Meeting. During the Annual Meeting, we also will review EchoStar’s operations and other items of general interest regarding the corporation.
We hope that all shareholders will be able to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting personally, it is important that you be represented. To ensure that your vote will be received and counted, please promptly complete, date and return your proxy card in the enclosed return envelope.
On behalf of the Board of Directors and senior management, I would like to express our appreciation for your support and interest in EchoStar. I look forward to seeing you at the Annual Meeting.
Charles W. Ergen
Chairman and Chief Executive Officer
9601 S. Meridian Blvd. • Englewood, Colorado 80112 • Tel: (303) 723-1000 • Fax: (303) 723-1999

NOTICE OF 2007 ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT OF ECHOSTAR COMMUNICATIONS CORPORATION
PROPOSAL NO. 1 — ELECTION OF DIRECTORS
COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
EXECUTIVE COMPENSATION AND OTHER INFORMATION
Performance Graph
PRINCIPAL ACCOUNTANT FEES AND SERVICES
REPORT OF THE AUDIT COMMITTEE
PROPOSAL NO. 2 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
WHERE TO GET ADDITIONAL INFORMATION
COST OF PROXY STATEMENT
SUBMISSION OF SHAREHOLDER PROPOSALS FOR 2008 ANNUAL MEETING
OTHER BUSINESS

NOTICE OF 2007 ANNUAL MEETING OF SHAREHOLDERS
To The Shareholders of EchoStar Communications Corporation:
The Annual Meeting of Shareholders of EchoStar Communications Corporation will be held on Tuesday, May 8, 2007, at 12:00 noon, local time, at our headquarters located at 9601 S. Meridian Blvd., Englewood, Colorado 80112, to consider and vote upon:
1.	The election of ten directors to our Board of Directors;

2.	The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007; and

3.	Any other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.
You may vote on these matters in person or by proxy. Whether or not you plan to attend the Annual Meeting, we ask that you vote by one of the following methods to ensure that your shares will be represented at the meeting in accordance with your wishes:
•	Vote by telephone, or electronically through the Internet, by following the instructions included with your proxy card; or

•	Vote by mail, by promptly completing and returning the enclosed proxy card in the enclosed addressed stamped envelope.
Only shareholders of record at the close of business on March 23, 2007 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment of the meeting. We anticipate first mailing our proxy statement and proxy card on or about April 5, 2007.
By Order of the Board of Directors
David K. Moskowitz
Executive Vice President, General Counsel,
Corporate Secretary and Director
April 5, 2007
9601 S. Meridian Blvd. • Englewood, Colorado 80112 • Tel: (303) 723-1000 • Fax: (303) 723-1999

PROXY STATEMENT
OF
ECHOSTAR COMMUNICATIONS CORPORATION
GENERAL INFORMATION
This Proxy Statement and the accompanying proxy are being furnished to you in connection with the 2007 Annual Meeting of Shareholders (the “Annual Meeting”) of EchoStar Communications Corporation (“EchoStar,” “we,” “us,” “our” or the “Corporation”). The Annual Meeting will be held on Tuesday, May 8, 2007, at 12:00 noon, local time, at our headquarters located at 9601 S. Meridian Blvd., Englewood, Colorado 80112.
This Proxy Statement is being sent or provided to holders of record at the close of business on March 23, 2007 of our Class A Common Stock (the “Class A Shares”) and Class B Common Stock (the “Class B Shares”).
Your proxy is being solicited by our Board of Directors (the “Board” or “Board of Directors”). It may be revoked by written notice given to our Secretary at our headquarters at any time before being voted. To vote by mail, please complete the accompanying proxy card and return it to us as instructed in the proxy card. To vote using the telephone or electronically through the Internet, please refer to the instructions on the accompanying proxy card. Votes submitted by mail, telephone or electronically through the Internet must be received by 11:59 p.m., Eastern Time, on May 7, 2007. Submitting your vote by mail, telephone or electronically through the Internet will not affect your right to vote in person, if you choose to do so. Proxies that are properly delivered to us before the closing of the polls during the Annual Meeting and not revoked will be voted for the proposals described in this Proxy Statement in accordance with the instructions set forth on the proxy card. The Board is currently not aware of any matters proposed to be presented at the Annual Meeting other than the election of directors and the ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007. If any other matter is properly presented at the Annual Meeting, the persons named in the accompanying proxy card will have discretionary authority to vote on that matter in accordance with their best judgment. Your presence at the Annual Meeting does not of itself revoke your proxy.
Attendance at the Meeting
All of our shareholders of record at the close of business on March 23, 2007, or their duly appointed proxies, may attend the Annual Meeting. Seating is limited, however, and admission to the Annual Meeting will be on a first-come, first-served basis. Registration and seating will begin at 11:30 a.m., local time, and the Annual Meeting will begin at 12:00 noon, local time. Each shareholder may be asked to present an admission ticket, which is attached to the accompanying proxy card, together with a valid government issued photo identification confirming their identity as a shareholder of record, such as a driver’s license or passport. Cameras, recording devices, and other electronic devices will not be permitted at the Annual Meeting.
If your shares are held by a broker, bank, or other nominee (often referred to as holding in “street name”) and you desire to attend the Annual Meeting, you will need to bring a legal proxy or a copy of a brokerage or bank statement reflecting your share ownership as of the record date, March 23, 2007. All shareholders must check in at the registration desk at the Annual Meeting.
Securities Entitled to Vote
Only shareholders of record at the close of business on March 23, 2007 are entitled to notice of the Annual Meeting. Such shareholders may vote shares held by them at the close of business on March 23, 2007 at the Annual Meeting. At the close of business on March 23, 2007, 207,712,069 Class A Shares and 238,435,208 Class B Shares were outstanding. Each of the Class A Shares is entitled to one vote per share on each proposal to be considered by our shareholders. Each of the Class B Shares is entitled to ten votes per share on each proposal to be considered by our shareholders.

Vote Required
In accordance with our Amended and Restated Articles of Incorporation (our “Articles of Incorporation”), the presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the total voting power of all classes of our voting stock taken together shall constitute a quorum for the transaction of business at the Annual Meeting.
The affirmative vote of a plurality of the total votes cast for directors at the Annual Meeting is necessary to elect a director. No cumulative voting is permitted. The affirmative vote of a majority of the voting power represented at the Annual Meeting is required to approve the ratification of the appointment of KPMG LLP as our independent registered public accounting firm.
The total number of votes cast “for” will be counted for purposes of determining whether sufficient affirmative votes have been cast to elect each director and the ratification of the appointment of KPMG LLP as our independent registered public accounting firm. Abstentions from voting on a proposal by a shareholder at the Annual Meeting, as well as broker nonvotes, will be considered for purposes of determining the number of total votes present at the Annual Meeting. Abstentions will have the same effect as votes “against” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm. However, abstentions will not be counted as “against” or “for” the election of directors. Broker nonvotes will not be considered in determining the election of directors or the ratification of the appointment of KPMG LLP as our independent registered public accounting firm.
Through his direct or indirect ownership of Class A Shares and Class B Shares, Charles W. Ergen, our Chairman of the Board and Chief Executive Officer, possesses approximately 77% of our total voting power. Mr. Ergen has stated that he will vote: (1) for the election of each of the nominee directors, and (2) for the ratification of the appointment of KPMG LLP as our independent registered public accounting firm. Accordingly, the election of each of the director nominees and the ratification of the appointment of KPMG LLP as our independent registered public accounting firm are assured notwithstanding a contrary vote by any or all shareholders other than Mr. Ergen.
Householding
We have adopted a procedure approved by the Securities and Exchange Commission (“SEC”) called “householding.” Under this procedure, service providers that deliver our communications to shareholders may deliver a single copy of our Annual Report and Proxy Statement to multiple shareholders sharing the same address, unless one or more of these shareholders notifies us that they wish to continue receiving individual copies. Shareholders who participate in householding will continue to receive separate proxy cards. This householding procedure will reduce our printing costs and postage fees.
We will deliver promptly upon written or oral request a separate copy of our Annual Report or Proxy Statement, as applicable, to a shareholder at a shared address to which a single copy of the documents was delivered. Please notify our transfer agent at the address provided below to receive a separate copy of our Annual Report or Proxy Statement.
If you are eligible for householding, but you and other shareholders with whom you share an address currently receive multiple copies of our annual reports and/or proxy statements, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of our Annual Report or Proxy Statement for your household, please contact our transfer agent, Computershare Investor Services, at 350 Indiana Street, Suite 800, Golden, Colorado 80401, telephone number 303-262-0600.
Our Mailing Address
Our mailing address is 9601 S. Meridian Blvd., Englewood, Colorado 80112.

PROPOSAL NO. 1 – ELECTION OF DIRECTORS
Nominees
Our shareholders will elect a board of ten directors at the Annual Meeting. Each of the directors is expected to hold office until the next annual meeting of our shareholders or until his or her respective successor shall be duly elected and qualified. The affirmative vote of a plurality of the total votes cast for directors is necessary to elect a director. This means that the ten nominees who receive the most votes will be elected to the ten open directorships even if they get less than a majority of the votes cast. Each nominee has consented to his or her nomination and has advised us that he or she intends to serve the entire term if elected.
The nominees for director are as follows:

Name	Age	First Became Director	Position with the Company
James DeFranco	54	1980	Director and Executive Vice President
Michael T. Dugan	58	2004	Director and Senior Advisor
Cantey Ergen	52	2001	Director and Employee
Charles W. Ergen	54	1980	Chairman of the Board of Directors and Chief Executive Officer
Steven R. Goodbarn	49	2002	Director
Gary S. Howard	56	2005	Director
David K. Moskowitz	48	1998	Director, Executive Vice President, General Counsel and Secretary
Tom A. Ortolf	56	2005	Director
C. Michael Schroeder	58	2003	Director
Carl E. Vogel	49	2005	Director, President and Vice Chairman
The following sets forth the business experience of each of the nominees over the last five years:
James DeFranco. Mr. DeFranco is one of our Executive Vice Presidents and has been one of our vice presidents and a member of the Board since our formation. During the past five years he has held various executive officer and director positions with our subsidiaries. Mr. DeFranco co-founded EchoStar with Charles W. Ergen and his wife Cantey Ergen in 1980.
Michael T. Dugan. Mr. Dugan is currently a senior advisor to us. Until October 2006, Mr. Dugan was our Chief Technology Officer. Before being elected to the Board in 2004, he was our President and Chief Operating Officer. In that capacity, Mr. Dugan had been responsible for, among other things, all operations except legal, finance and accounting at EchoStar. Until April 2000, Mr. Dugan had been President of EchoStar Technologies Corporation. Previously he was the Senior Vice President of the Consumer Products Division of EchoStar. Mr. Dugan has been employed with EchoStar since 1990. Mr. Dugan has served as a director of Citizens Communications Company since October 2006.
Cantey Ergen. Mrs. Ergen has served on the Board since May 2001 and has had a variety of operational responsibilities with us over the past 27 years. Mrs. Ergen has served on the board of trustees of The Children’s Hospital of Denver since 2001 and served on the board of trustees of The Children’s Hospital Foundation of Denver during 2000. Mrs. Ergen co-founded EchoStar with her husband Charles W. Ergen and James DeFranco in 1980.
Charles W. Ergen. Mr. Ergen has been our Chairman of the Board and Chief Executive Officer since our formation. During the past five years he has also held various executive officer and director positions with our subsidiaries. Mr. Ergen co-founded EchoStar with his wife Cantey Ergen and James DeFranco in 1980.
Steven R. Goodbarn. Mr. Goodbarn joined the Board in December 2002 and is a member of our Executive Compensation Committee, Nominating Committee, and Audit Committee, where he serves as our “audit committee financial expert.” Since July 2002, Mr. Goodbarn has served as director and president of Secure64 Software Corporation, a company he co-founded. Mr. Goodbarn was chief financial officer of Janus Capital Corporation from 1992 until late 2000. During that time, he was a member of the executive committee and served on the board of directors of many Janus corporate and investment entities. Until September 2003, Mr. Goodbarn also served as a director of Nighthawk Systems. Mr. Goodbarn is a CPA and spent 12 years at Price Waterhouse prior to joining Janus.

Gary S. Howard. Mr. Howard joined the Board in November 2005 and is a member of our Executive Compensation Committee, Nominating Committee and Audit Committee. Mr. Howard served as Executive Vice President and Chief Operating Officer of Liberty Media Corporation from July 1998 to February 2004 as well as serving on Liberty Media Corporation’s Board of Directors from July 1998 until January 2005. Additionally, Mr. Howard held several executive officer positions with companies affiliated with Liberty Media Corporation.
David K. Moskowitz. Mr. Moskowitz is one of our Executive Vice Presidents and our Secretary and General Counsel. Mr. Moskowitz joined us in March 1990. He was elected to the Board in 1998. Mr. Moskowitz is responsible for all of our legal affairs and performs certain business functions for us and our subsidiaries.
Tom A. Ortolf. Mr. Ortolf joined the Board in May 2005 and is a member of our Executive Compensation Committee, Nominating Committee, and Audit Committee. Mr. Ortolf has been the President of Colorado Meadowlark Corp., a privately held investment management firm, for more then ten years. From 1988 until 1991, Mr. Ortolf served as our President and Chief Operating Officer.
C. Michael Schroeder. Mr. Schroeder has served on the Board since November 2003 and is a member of our Executive Compensation Committee, Nominating Committee, and Audit Committee. In 1981, Mr. Schroeder founded Consumer Satellite Systems, Inc. (CSS), which he grew to encompass a 10 state distribution system operating in a region ranging from Wisconsin to Florida. CSS served retailers selling satellite systems, televisions and a range of consumer electronics products. Mr. Schroeder also founded a programming division that grew to serve over 400,000 subscribers.
Carl E. Vogel. Mr. Vogel has served on the Board since May 2005 and became a full-time employee in June 2005. Mr. Vogel is currently our President and Vice Chairman. From 2001 until 2005, Mr. Vogel served as the President and CEO of Charter Communications Inc., a publicly-traded company providing cable television and broadband services to approximately six million customers. Prior to joining Charter, Mr. Vogel worked as an executive officer in various capacities for the companies affiliated with Liberty Media Corporation. Mr. Vogel was one of our executive officers from 1994 until 1997, including serving as our President from 1995 until 1997. Mr. Vogel has served as a director of Shaw Communications, Inc. since June 2006.
Charles W. Ergen, our Chairman and Chief Executive Officer, possesses approximately 77% of our total voting power. Accordingly, if Mr. Ergen votes in favor of Proposal No. 1, approval of Proposal No. 1 is assured even if it receives a negative vote from all shareholders other than Mr. Ergen. Mr. Ergen has indicated his intention to vote in favor of Proposal No. 1.
The Board of Directors unanimously recommends a vote FOR the election of all of the nominees named herein (Item No. 1 on the enclosed proxy card).
Board of Directors and Committees and Selection Process
Our Board held six meetings in 2006 and also took action by unanimous written consent on six occasions during the year. Except for Mr. Dugan and Mrs. Ergen, each of our directors attended at least 75% of the aggregate of: (i) the total number of meetings of the Board held during the period in which he or she was a director, and (ii) the total number of meetings held by all committees of the Board on which he served.
Directors are elected annually and serve until their successors are duly elected and qualified. Officers serve at the discretion of the Board.
We are a “controlled company” within the meaning of the NASDAQ Marketplace Rules because more than 50% of our voting power is held by Charles W. Ergen, our Chairman and Chief Executive Officer. Please see “Equity Security Ownership” below. Therefore, we are not subject to the NASDAQ listing requirements that would otherwise require us to have: (i) a Board of Directors comprised of a majority of independent directors; (ii) compensation of our executive officers determined by a majority of the independent directors or a compensation committee composed solely of independent directors; and (iii) director nominees selected, or recommended for the Board’s selection, either by a majority of the independent directors or a nominating committee composed solely of independent directors. Nevertheless, the Corporation has created an Executive Compensation Committee (the “Compensation Committee”) and a Nominating Committee, in addition to an Audit Committee, all of which are composed entirely of independent directors. We established our Compensation and Audit Committees in October 1995 and our Nominating Committee in August 2005.

The charters for our Compensation, Audit, and Nominating Committees are available free of charge on our website at http://www.echostar.com. The function and authority of these committees are described below:
Compensation Committee. The Compensation Committee operates under a Compensation Committee Charter adopted by the Board. The principal functions of the Compensation Committee are to the extent the Board deems necessary or appropriate: (i) make and approve all option grants and other issuances of EchoStar’s equity securities to EchoStar’s executive officers and Board members other than nonemployee directors; (ii) approve all other option grants and issuances of EchoStar’s equity securities, and recommend that the full Board make and approve such grants and issuances; (iii) establish in writing all performance goals for performance-based compensation that together with other compensation to senior executive officers could exceed $1 million annually, other than standard Stock Incentive Plan options that may be paid to EchoStar’s executive officers, and certify achievement of such goals prior to payment; and (iv) set the compensation of the Chairman and Chief Executive Officer. The Compensation Committee held four meetings and took action by unanimous written consent on five occasions during 2006. The current members of the Compensation Committee are Mr. Goodbarn, Mr. Howard, Mr. Ortolf and Mr. Schroeder, with Mr. Goodbarn serving as Chairman of the Committee. The Board has determined that each of these individuals meets the independence requirements of NASDAQ and applicable SEC rules and regulations. The composition of the Compensation Committee is expected to remain the same following our Annual Meeting.
Audit Committee. Our Board has established a standing Audit Committee in accordance with NASDAQ rules and Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The Audit Committee operates under an Audit Committee Charter adopted by the Board. The principal functions of the Audit Committee are to: (i) select the independent registered public accounting firm and set their compensation; (ii) select the internal auditor; (iii) review and approve management’s plan for engaging our independent registered public accounting firm during the year to perform non-audit services and consider what effect these services will have on the independence of our independent registered public accounting firm; (iv) review our annual financial statements and other financial reports that require approval by the Board; (v) oversee the integrity of our financial statements, our systems of disclosure and internal controls, and our compliance with legal and regulatory requirements; (vi) review the scope of our independent registered public accounting firm’s audit plans and the results of their audits; and (vii) evaluate the performance of our internal audit function and independent registered public accounting firm.
The Audit Committee held seven meetings and took action by unanimous written consent on two occasions during 2006. The current members of the Audit Committee are Mr. Goodbarn, Mr. Howard, Mr. Ortolf and Mr. Schroeder, with Mr. Ortolf serving as Chairman of the Committee. Each of these individuals meets the independence requirements of NASDAQ and applicable SEC rules and regulations. The Board has determined that each member of our Audit Committee is financially literate and that Mr. Goodbarn qualifies as an “audit committee financial expert” as defined by applicable SEC rules and regulations. The composition of the Audit Committee is expected to remain the same following our Annual Meeting, with Mr. Goodbarn continuing as the “audit committee financial expert.”
Nominating Committee. The Nominating Committee operates under a Nominating Committee Charter adopted by the Board. The principal function of the Nominating Committee is to recommend independent director nominees for selection by the Board. The Nominating Committee held two meetings during 2006. The current members of the Nominating Committee are Mr. Goodbarn, Mr. Howard, Mr. Ortolf, and Mr. Schroeder, with Mr. Schroeder serving as Chairman of the Committee. The Board has determined that each of these individuals meets the independence requirements of NASDAQ and applicable SEC rules and regulations. The composition of the Nominating Committee is expected to remain the same following our Annual Meeting.
The Nominating Committee will consider candidates suggested by its members, other directors, senior management and shareholders as appropriate. No search firms or other advisors were retained to identify nominees during the past fiscal year. The Nominating Committee has not adopted a written policy with respect to the consideration of candidates proposed by security holders or with respect to nominating anyone to our Board other than nonemployee directors. Director candidates, whether recommended by the Nominating Committee, other directors, senior management or shareholders are currently considered by the Nominating Committee and the Board, as applicable, in light of the entirety of their credentials, including but not limited to the following factors: (i) their reputation and character; (ii) their ability and willingness to devote sufficient time to Board duties; (iii) their educational background; (iv) their business and professional achievements, experience and industry background; (v) their independence from management under listing standards and the Corporation’s governance guidelines; and (vi) the needs of the Board and the Corporation.

Other Information about our Board of Directors
We provide an informal process for shareholders to send communications to our Board. Shareholders who wish to contact the Board or any of its members may do so by writing to EchoStar Communications Corporation, Attn: Board of Directors, 9601 S. Meridian Blvd., Englewood, Colorado 80112. At the direction of the Board of Directors, all mail received will be opened and screened for security purposes. Correspondence directed to an individual Board member is referred to that member. Correspondence not directed to a particular Board member is referred to our General Counsel, Mr. Moskowitz.
Although we do not have a policy with regard to Board members’ attendance at our annual meetings of shareholders, all of our directors are encouraged to attend such meetings. All of our directors were in attendance at our 2006 Annual Meeting.
Equity Security Ownership
The following table sets forth, to the best of our knowledge, the beneficial ownership of our voting securities as of the close of business on March 23, 2007 by: (i) each person known by us to be the beneficial owner of more than five percent of any class of our voting securities; (ii) each of our directors; (iii) our chief executive officer, chief financial officers and three other most highly compensated persons acting as one of our executive officers on December 31, 2006 (collectively, the “Named Executive Officers”); and (iv) all of our directors and executive officers as a group. Unless otherwise indicated, each person listed in the following table (alone or with family members) has sole voting and dispositive power over the shares listed opposite such person’s name.

	Amount and
	Nature of
	Beneficial	Percentage
Name (1)	Ownership	of Class
Class A Common Stock (2):
Charles W. Ergen (3), (4)	200,020,847	49.1%
Cantey Ergen (5)	199,300,847	49.0%
David K. Moskowitz (6)	40,436,696	16.3%
T. Rowe Price Associates, Inc. (7)	21,182,074	10.1%
Dodge & Cox (8)	14,654,084	7.1%
Barclays Global Investors, NA. (9)	13,997,442	6.7%
Fairholme Capital Management, L.L.C. (10)	13,713,642	6.6%
Harris Associates L.P. (11)	10,403,450	5.0%
FMR Corp. (12)	10,356,175	5.0%
James DeFranco (13)	6,193,348	3.0%
Michael T. Dugan (14)	1,038,020	*
David J. Rayner (15)	200,152	*
Carl E. Vogel (16)	160,312	*
Tom A. Ortolf (17)	115,200	*
O. Nolan Daines (18)	100,429	*
C. Michael Schroeder (19)	72,600	*
Steven R. Goodbarn (20)	75,000	*
Gary S. Howard (21)	55,100	*
Bernard L. Han	—	*
All Directors and Executive Officers as a Group (19 persons) (22)	250,208,847	60.8%
Class B Common Stock:
Charles W. Ergen	198,805,449	83.4%
Cantey Ergen	198,805,449	83.4%
Trusts (23)	39,629,759	16.6%
All Directors and Executive Officers as a Group (19 persons) (22)	238,435,208	100.0%

*	Less than 1%.

(1)	Except as otherwise noted below, the address of each such person is 9601 S. Meridian Blvd., Englewood, Colorado 80112. As of the close of business on March 23, 2007, there were 207,712,069 outstanding shares of Class A Common Stock and 238,435,208 shares of Class B Common Stock.

(2)	The following table sets forth, to the best knowledge of the Corporation, the actual ownership of the Corporation’s Class A Common Stock (including options exercisable within 60 Days) as of the close of business on March 23, 2007 by: (i) each person known by the Corporation to be the beneficial owner of more than five percent of any class of the Corporation’s voting shares; (ii) each director or director nominee of the Corporation; (iii) each Named Executive Officer; and (iv) all directors and executive officers as a group:

	Amount and
	Nature of
	Beneficial	Percentage
Name (1)	Ownership	of Class
Class A Common Stock:
T. Rowe Price Associates, Inc.	18,999,864	9.1%
Dodge & Cox	14,654,084	7.1%
Barclays Global Investors, NA	13,997,442	6.7%
Fairholme Capital Management, L.L.C.	13,713,642	6.6%
Harris Associates L.P.	10,403,450	5.0%
FMR Corp	10,356,175	5.0%
James DeFranco	6,193,348	3.0%
Charles W. Ergen	1,215,398	*
Michael T. Dugan	1,038,020	*
David K. Moskowitz	806,937	*
Cantey Ergen	495,398	*
David J. Rayner	200,152	*
Carl E. Vogel	160,312	*
Tom A. Ortolf	115,200	*
O. Nolan Daines	100,429	*
C. Michael Schroeder	72,600	*
Steven R. Goodbarn	75,000	*
Gary S. Howard	55,100	*
Bernard L. Han	—	*
All Directors and Executive Officers as a Group (19 persons)	11,773,639	5.5%

*	Less than 1%.

(3)	Mr. Ergen is deemed to own beneficially all of the Class A Shares owned by his spouse, Mrs. Ergen. Mr. Ergen’s beneficial ownership includes: (i) 98,652 Class A Shares; (ii) 18,413 Class A Shares held in EchoStar’s 401(k) Employee Savings Plan (the “401(k) Plan”); (iii) the right to acquire 720,000 Class A Shares within 60 days upon the exercise of employee stock options; (iv) 235 Class A Shares held by Mrs. Ergen; (v) 923 Class A Shares held in the 401(k) Plan held by Mrs. Ergen; (vi) 27,175 Class A Shares held as custodian for his children; (vii) 350,000 Class A Shares held as a trustee; and (viii) 198,805,449 Class A Shares issuable upon conversion of Mr. Ergen’s Class B Shares. Mr. Ergen’s beneficial ownership of Class A Shares excludes 39,629,759 Class A Shares issuable upon conversion of Class B Shares held by certain trusts established by Mr. Ergen for the benefit of his family.

(4)	The percentage of total voting power held by Mr. Ergen is approximately 77% after giving effect to the exercise of Mr. Ergen’s options exercisable within 60 days.

(5)	Mrs. Ergen beneficially owns all of the Class A Shares owned by her spouse, Mr. Ergen, except for Mr. Ergen’s right to acquire 720,000 Class A Shares within 60 days upon the exercise of employee stock options.

(6)	Mr. Moskowitz’s beneficial ownership includes: (i) 124,854 Class A Shares; (ii) 17,605 Class A Shares held in the 401(k) Plan; (iii) the right to acquire 620,000 Class A Shares within 60 days upon the exercise of employee stock options; (iv) 1,328 Class A Shares held as custodian for his minor children; (v) 8,184 Class A Shares held as trustee for Mr. Ergen’s children; (vi) 32,984 Class A Shares held by a charitable foundation for which Mr. Moskowitz is a member of the Board of Directors; (vii) 1,982 Class A Shares held in the employee stock purchase plan; and (viii) 39,629,759 Class A Shares issuable upon conversion of the Class B Shares held by certain trusts established by Mr. Ergen for the benefit of Mr. Ergen’s family for which Mr. Moskowitz is trustee.

(7)	Based solely upon a Schedule 13G filed on February 14, 2007. The address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland, 21202.

(8)	Based solely upon a Schedule 13G filed on February 8, 2007. The address of Dodge & Cox is 555 California Street, 40th Floor, San Francisco, California, 94104.

(9)	Based solely upon a Schedule 13G filed on January 9, 2007. The address of Barclay Global Investors, NA. is 45 Fremont Street, San Francisco, California, 94105.

(10)	Based solely upon a Schedule 13G filed on February 14, 2007. The address of Fairholme Capital Management, L.L.C. is 1001 Brickell Bay Drive, Suite 3112, Miami, Florida, 33131.

(11)	Based solely upon a Schedule 13G filed on February 14, 2007. The address of Harris Associates L.P. is Two North LaSalle Street, Suite 500, Chicago, Illinois, 60602.

(12)	Based solely upon a Schedule 13G filed on February 14, 2007. The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts, 02109.

(13)	Mr. DeFranco’s beneficial ownership includes: (i) 3,762,752 Class A Shares; (ii) 18,413 Class A Shares held in the 401(k) Plan; (iii) the right to acquire 104,000 Class A Shares within 60 days upon the exercise of employee stock options; (iv) 50,000 Class A Shares held as custodian for his minor children; (v) 8,183 Class A Shares held in the names of his children; and (vi) 2,250,000 Class A Shares controlled by Mr. DeFranco as general partner of a partnership.

(14)	Mr. Dugan’s beneficial ownership includes: (i) 430 Class A Shares; (ii) 2,924 Class A Shares held in the 401(k) Plan; and (iii) the right to acquire 1,034,666 Class A Shares within 60 days upon the exercise of employee stock options.

(15)	Mr. Rayner’s beneficial ownership includes: (i) 5 Class A Shares; (ii) 147 Class A Shares held in the 401(k) Plan; and (iii) the right to acquire 200,000 Class A Shares within 60 days upon the exercise of employee stock options.

(16)	Mr. Vogel’s beneficial ownership includes: (i) 20,165 Class A Shares; (ii) 147 Class A Shares held in the 401(k) Plan; and (iii) the right to acquire 140,000 Class A Shares within 60 days upon the exercise of employee stock options;

(17)	Mr. Ortolf’s beneficial ownership includes: (i) the right to acquire 55,000 Class A Shares within 60 days upon the exercise of nonemployee director stock options; (ii) 200 Class A Shares held in the name of one of his children; and (iii) 60,000 Class A Shares held by a partnership of which Mr. Ortolf is a partner.

(18)	Mr. Daines’ beneficial ownership includes: (i) 15 Class A Shares; (ii) 414 Class A Shares held in the 401(k) Plan; and (iii) the right to acquire 100,000 Class A Shares within 60 days upon the exercise of employee stock options.

(19)	Mr. Schroeder’s beneficial ownership includes: (i) 7,600 Class A Shares; and (ii) the right to acquire 65,000 Class A Shares within 60 days upon the exercise of nonemployee director stock options.

(20)	Mr. Goodbarn’s beneficial ownership includes: (i) 5,000 Class A Shares; and (ii) the right to acquire 70,000 Class A Shares within 60 days upon the exercise of nonemployee director stock options.

(21)	Mr. Howard’s beneficial ownership includes: (i) 100 Class A Shares owned by his spouse; and (ii) the right to acquire 55,000 Class A Shares within 60 days upon the exercise of nonemployee director stock options.

(22)	Includes: (i) 4,201,338 Class A Shares; (ii) 87,405 Class A Shares held in the 401(k) Plan; (iii) the right to acquire 4,682,334 Class A Shares within 60 days upon the exercise of employee stock options; (iv) 2,310,000 Class A Shares held in a partnership; (v) 238,435,208 Class A Shares issuable upon conversion of Class B Shares; (vi) 451,570 Class A Shares held in the name of, or in trust for, children and other family members; (vii) 32,984 Class A Shares held by a charitable foundation for which Mr. Moskowitz is a member of its board of directors; (viii) 100 Class A Shares held by a spouse; and (ix) 7,908 Class A Shares held in the employee stock purchase plan. Class A and Class B Common Stock beneficially owned by both Mr. and Mrs. Ergen is only included once in calculating the aggregate number of shares owned by directors and executive officers as a group.

(23)	Held by certain trusts established by Mr. Ergen for the benefit of Mr. Ergen’s family of which Mr. Moskowitz is trustee.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires our directors, officers and holders of more than 10% of our common stock to file reports with the SEC regarding their ownership and changes in ownership of our equity securities. We believe that during the 2006 fiscal year, our directors, officers and 10% shareholders complied with all Section 16(a) filing requirements, with the exception of the following inadvertent late reports: Mr. and Mrs. Ergen filed one late Form 4 filing; Mr. Daines filed one late Form 4 filing; Mr. DeFranco filed one late Form 4 filing; Mr. Dugan filed one late Form 4 filing; Mr. Mark Jackson, President of one of our subsidiaries, EchoStar Technologies Corporation, filed one late Form 4 filing; Mr. Michael Kelly, one of our Executive Vice Presidents, filed one late Form 4 filing; Mr. Jason Kiser, our Treasurer, filed one late Form 4 filing; Ms. Jody F. Martin, a former Senior Vice President, filed one late Form 4 Filing; Mr. Moskowitz filed one late Form 4 filing; Mr. Rayner filed one late Form 4 filing; Mr. Steven Schaver, President of one of our subsidiaries, EchoStar International Corporation, filed one late Form 4 filing; Mr. Robert A. Strickland, our former Chief Information Officer, filed one late Form 4 filing; Mr. Paul Orban, our Senior Vice President and Corporate Controller, filed one late form 4 filing; and Mr. Vogel filed two late Form 4 filings. Each late Form 4 reported above related to a single late transaction or a single series of related transactions. Except for one late Form 4 for Mr. Vogel, each late Form 4 listed above was the result of the timing of a stock award of 125 shares or less issued following achievement of a corporate goal pursuant to a broad-based incentive plan. In making these statements, we have relied upon examination of copies of Forms 3, 4 and 5 provided to us and the written representations of our directors and officers.
COMPENSATION DISCUSSION AND ANALYSIS
General Philosophy
The objective of EchoStar’s compensation policy with respect to our executive officers is to offer compensation packages to attract, retain and motivate EchoStar’s executive officers over the long-term. Since 1996, certain aspects of executive compensation have been reviewed by the Compensation Committee of our Board of Directors. The Compensation Committee acts pursuant to a charter that has been adopted by our Board of Directors and which is reviewed annually by the members of the Compensation Committee.
Executive Compensation Process
The Compensation Committee sets the total compensation of Mr. Ergen, our Chairman and Chief Executive Officer, and the Board sets the base compensation of the other executive officers. The Compensation Committee makes and approves grants of options and other equity-based compensation to EchoStar’s executive officers, and establishes in writing performance goals for any performance-based compensation that together with other compensation to any executive officer could exceed $1 million annually. The Compensation Committee also certifies achievement of those performance goals prior to payment of performance-based compensation. In setting total compensation for Mr. Ergen and the other executive officers of the Company, the Compensation Committee and the Board review an internally-prepared benchmarking survey comparing the executive compensation of EchoStar’s top five highest paid executives with the executive compensation for ten other comparable companies. Those comparable companies include companies within the telecommunications industry with market capitalizations comparable to EchoStar and that generally recruit individuals to fill executive positions who are similar in skills and background to those individuals that EchoStar recruits. Other factors considered by the Compensation Committee and the Board include their perception of the individual’s performance, the individual’s success in achieving EchoStar and individual goals, equity awards previously granted to the individual and planned changes in responsibilities. The Compensation Committee and the Board also consider an individual’s extraordinary efforts resulting in tangible increases in corporate, division or department success when setting base salaries and annual bonuses.
Executive Compensation Components
The primary components of EchoStar’s executive compensation program are base cash salary, conditional and/or performance-based cash bonuses and long-term equity incentive compensation in the form of stock options and restricted stock units offered under our Stock Incentive Plans. EchoStar does not require that a certain percentage of an executive salary be provided in one form versus another. Each element of our executive compensation and the rationale for including each element in our executive compensation is set forth below.

Base Salaries
Salary is included in our executive compensation package because we believe that it is appropriate that some portion of the compensation paid to our executives be provided in a form that is fixed and liquid occurring over regular intervals. Generally, for the reasons discussed in the Incentive Compensation section below, we weight overall compensation towards equity components as opposed to base salaries. The Compensation Committee and the Board are free to set salary at any level deemed appropriate. Increases or decreases in base salary on a year-over-year basis are dependent on either the Compensation Committee’s or the Board’s respective assessment of EchoStar, the applicable business unit and individual performance, as stated above.
Annual base salaries paid to EchoStar’s executive officers have historically been at levels below those generally paid to executive officers with comparable experience and responsibilities in the telecommunications industry or other similarly-sized companies. Because of these relatively low levels of compensation, EchoStar may experience difficulty in attracting and retaining executives at the highest performance levels.
The Compensation Committee believes that the compensation paid to Mr. Ergen has generally been at a level that is below amounts paid to chief executive officers at other companies of similar size and in comparable industries. Mr. Ergen’s base salary for each of fiscal 2006, 2005 and 2004 was $550,000, $411,538 and $308,846, respectively. Since 1996, changes in Mr. Ergen’s base salary have been set by the Compensation Committee.
Incentive Compensation
EchoStar believes that executive officers will be better able to contribute to EchoStar’s long-term success and help build incremental shareholder value if they have a stake in that future success and value. This stake focuses the executive officers’ attention on managing EchoStar as owners with equity positions in EchoStar and aligns their interests with the long-term interests of EchoStar’s shareholders. Equity awards therefore represent an important and significant component of EchoStar’s compensation program for executive officers. EchoStar attempts to create general incentives with its standard stock option grants and conditional incentives through special performance-based conditional awards that may include payouts in cash or equity.
General Equity Incentives. Standard awards under EchoStar’s Stock Incentive Plans generally include stock options and are based on a review of the individual employee’s performance, years of service, position and level of responsibility with EchoStar, long-term potential contribution to EchoStar and the number of options and terms of any other awards previously granted to the employee. However, the number of options to be granted at any one time is not based on any objective criteria. EchoStar does not assign specific weights to these factors, although the employee’s position and a subjective evaluation of his performance are considered most important. To encourage executive officers to remain in EchoStar’s employ, options granted under EchoStar’s Stock Incentive Plans generally vest at the rate of 20% per year and have exercise prices not less than the fair market value of EchoStar’s Class A Common Stock on the date of grant. EchoStar’s standard form of option agreement given to executive officers includes acceleration of vesting upon a change of control of EchoStar for those executive officers that do not continue with EchoStar or the surviving entity, as applicable.
Performance-Based Conditional Equity Incentives. In February 1999, EchoStar adopted a long-term incentive plan (the “1999 LTIP”) within the terms of EchoStar’s 1995 Stock Incentive Plan. The 1999 LTIP provided key employees with stock options that may not be exercised until EchoStar achieves certain long-term goals. These performance goals are the same for all key employees granted options pursuant to the 1999 LTIP. In order for these stock options to be exercised, EchoStar must achieve a certain performance goal within the ten-year term covered by the 1999 LTIP. The performance goals have not been achieved as of the date of this Proxy Statement, and we cannot currently predict if those goals will be achieved or if the long-term incentive plan options will become exercisable. Given the competitive nature of our business, among other reasons, it may be difficult for us to achieve the specified long-term performance goal of the 1999 LTIP. We do not anticipate achieving the performance goal of the 1999 LTIP during 2007.

During January 2005, EchoStar adopted another long-term, performance-based stock incentive plan (the “2005 LTIP”) within the terms of EchoStar’s 1999 Stock Incentive Plan. The purpose of the 2005 LTIP is to promote EchoStar’s interests and the interests of its shareholders by providing key employees with financial rewards through equity participation upon achievement of specified long-term business objectives. The employees eligible to participate in the 2005 LTIP include EchoStar’s executive officers, vice presidents, directors and certain other key employees designated by the Compensation Committee. Awards under the 2005 LTIP consist of a one-time grant of: (i) an option to acquire a specified number of shares priced at the market value as of the last day of the calendar quarter in which the option was granted; (ii) rights to acquire for no additional consideration a specified smaller number of shares of EchoStar’s Class A Shares; or (iii) a corresponding combination of a lesser number of option shares and such rights to acquire EchoStar’s Class A Shares. The options and rights vest at a varying rate over a seven-year period; provided, however, that none of the options or rights vest if EchoStar fails to achieve the specified long-term performance goal. In order for stock options and restricted stock awards to be earned, EchoStar must achieve a certain performance goal within the ten-year term covered by the 2005 LTIP. The performance goal has not been achieved as of the date of this Proxy Statement. Similar to the 1999 LTIP, EchoStar cannot currently predict if this goal will be achieved or if the 2005 LTIP options or restricted stock units will become exercisable. Given the competitive nature of our business, among other reasons, it may be difficult for us to achieve the specified long-term performance goal of the 2005 LTIP. We do not anticipate achieving the performance goal of the 2005 LTIP during 2007.
Practices Regarding the Grant of Equity Incentives. Stock options and restricted stock are generally awarded as of the last day of each calendar quarter and have exercise prices, as applicable, of not less than the fair market value of EchoStar’s Class A Common Stock on the date of grant.
Performance-Based Conditional Cash Incentives. During January 2006, we established a 2006 Cash Incentive Plan for key employees to provide cash awards tied to achievement of specified 2006 business goals. During March 2006, the Compensation Committee expanded participation in the 2006 Cash Incentive Plan to include Mr. Ergen and other senior executives. The maximum amount payable to any participant under the 2006 Cash Incentive Plan upon satisfaction of all applicable business goals and other criteria is equal to or less than each participant’s annual base salary. Since the performance goals of the 2006 Cash Incentive Plan were partially achieved during 2006, payouts were made for those goals that were obtained. EchoStar has established a similar plan for 2007.
401(k) Plan
We have adopted a defined-contribution tax-qualified 401(k) Plan. Our executives participate in our 401(k) Plan on the same terms as our other employees. We maintain our 401(k) Plan for our employees, including our executives, because we wish to encourage our employees to save some percentage of their cash compensation for their eventual retirement. Our employees become eligible for participation in the 401(k) Plan upon completing six months of service with us and reaching age 19. 401(k) Plan participants may contribute up to 50% of their compensation in each contribution period, subject to the maximum deductible limit provided by the Internal Revenue Code. We may make a 50% matching employer contribution up to a maximum of $1,000 per participant per calendar year. We may also make an annual discretionary profit sharing or employer stock contribution to the 401(k) Plan with the approval of the Compensation Committee and the Board.
401(k) Plan participants are immediately vested in their voluntary contributions and earnings on voluntary contributions. Our employer contributions to 401(k) Plan participants’ accounts vest 20% per year commencing one year from the employee’s date of employment.
Benefits, Perquisites, Post-Termination Compensation and Other Compensation
Our executive officers participate in EchoStar’s benefit plans on the same terms as other employees. These plans include medical, vision, and dental insurance, life insurance, and our employee stock purchase plan. We also offer our executives, as well as our other employees, discounts on EchoStar services. EchoStar believes that it is important that our employees use the services that we offer. Relocation benefits may also be reimbursed, but are individually negotiated when they occur. We also permit members of our executive team to use our corporate aircraft for personal use. As reflected in the Summary Compensation Table, the cost to EchoStar of those corporate aircraft benefits aggregated $890,197 in 2006 for the named executive officers. EchoStar also pays for annual tax preparation costs for certain executive officers.

We do not have any plans in place to provide severance benefits to employees. However, certain stock options and restricted stock units granted to our executive officers are subject to accelerated vesting on change of control, as described above.
Deductibility of Compensation
Section 162(m) of the U.S. Internal Revenue Code places a limit on the tax deduction for compensation in excess of $1 million paid to certain “covered employees” of a publicly held corporation (generally, the corporation’s chief executive officer and its next four most highly compensated executive officers in the year that the compensation is paid). This limitation applies only to compensation which is not considered performance-based under the Section 162(m) rules. The Compensation Committee conducts an ongoing review of EchoStar’s compensation practices for purposes of obtaining the maximum continued deductibility of compensation paid consistent with EchoStar’s existing commitments and ongoing competitive needs. However, nondeductible compensation in excess of this limitation may be paid.
EXECUTIVE COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
The Compensation Committee is appointed by the Board of Directors of EchoStar Communications Corporation to discharge certain of the Board’s responsibilities relating to compensation of EchoStar’s executive officers.
The Compensation Committee, to the extent the Board deems necessary or appropriate, will:
•	Make and approve all option grants and other issuances of EchoStar’s equity securities to EchoStar’s executive officers and Board members other than nonemployee directors;

•	Approve all other option grants and issuances of EchoStar’s equity securities, and recommend that the full Board make and approve such grants and issuances;

•	Establish in writing all performance goals for performance-based compensation that together with other compensation to senior executive officers could exceed $1 million annually, other than standard Stock Incentive Plan options that may be paid to EchoStar’s executive officers, and certify achievement of such goals prior to payment; and

•	Set the compensation of the Chairman and Chief Executive Officer.
Based on the review of the Compensation Discussion and Analysis and discussions with management, and subject to the limitations on the role and responsibilities of the Compensation Committee referred to above, we recommended to EchoStar’s management that the Compensation Discussion and Analysis be included in the Company’s proxy statement.
Respectfully submitted,
The EchoStar Executive Compensation Committee
Steven R. Goodbarn (Chairman)
Gary S. Howard
Tom A. Ortolf
C. Michael Schroeder
The report of the Compensation Committee and the information contained therein shall not be deemed to be “solicited material” or “filed” or incorporated by reference in any filing we make under the Securities Act or under the Exchange Act, irrespective of any general statement incorporating by reference this Proxy Statement into any such filing, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate this information by reference into a document we file under the Securities Act or the Exchange Act.

EXECUTIVE COMPENSATION AND OTHER INFORMATION
Summary Compensation Table
Our executive officers are compensated by certain of our subsidiaries. The following table sets forth the cash and noncash compensation for the fiscal years ended December 31, 2006, 2005 and 2004 for the Named Executive Officers.

							Change in
							Pension Value
							and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
		Salary	Bonus (1)	Awards (2)	Awards (3)	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($)	($)	($)	($)	(4) ($)	($)	(5) ($)	($)

Charles W. Ergen	2006	$550,000	$—	$—	$1,412,882	$—	$—	$858,171	$2,821,053
Chairman and Chief	2005	411,538	—	—	—	—	—	512,476	924,014
Executive Officer	2004	308,846	—	—	—	—	—	231,948	540,794

Carl E. Vogel (6)	2006	$383,079	$—	$686,100	$1,574,519	$133,000	$—	$51,729	$2,828,427
President, Vice Chairman	2005	140,769	—	—	—	—	—	—	140,769
and Director	2004	—	—	—	—	—	—	—	—

David K. Moskowitz	2006	$350,772	$—	$—	$1,328,181	$123,000	$—	$30,634	$1,832,587
Executive Vice President,	2005	293,846	—	—	—	—	—	5,000	298,846
Director, General Counsel	2004	258,850	150,000	—	—	—	—	6,000	414,850
and Secretary

David J. Rayner (7)	2006	$300,000	$—	$—	$1,206,209	$128,000	$—	$4,291	$1,638,500
Executive Vice President,	2005	294,230	—	—	—	—	—	—	294,230
Installation and Service	2004	—	—	—	—	—	—	—	—
Network

O. Nolan Daines	2006	$266,539	$—	$—	$1,191,198	$153,000	$—	$4,871	$1,615,608
Executive Vice President	2005	275,000	—	—	—	—	—	4,000	$279,000
Strategic Initiatives	2004	225,000	—	—	—	—	—	5,000	$230,000

Bernard L. Han (7)	2006	$88,077	$—	$—	$203,248	$33,250	$—	$—	$324,575
Executive Vice President	2005	—	—	—	—	—	—	—	—
and Chief Financial Officer	2004	—	—	—	—	—	—	—	—

(1)	A portion of the bonuses included in each year were earned in that year, but not paid until the following year.

(2)	The amounts reported in the “Stock Awards” column reflect the dollar amount of expense recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with Statement of Financial Accounting Standards No. 123(R), Share-Based Payment (“SFAS 123R”). Assumptions used in the calculation of these amounts are included in Note 3 to the Company’s audited financial statements for the fiscal year ended December 31, 2006, included in the Company’s Annual Report on Form 10-K/A filed with the Securities and Exchange Commission on March 6, 2007.

(3)	The amounts reported in the “Option Awards” column reflect the dollar amount of expense recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with SFAS 123R. Assumptions used in the calculation of these amounts are included in Note 3 to the Company’s audited financial statements for the fiscal year ended December 31, 2006, included in the Company’s Annual Report on Form 10-K/A filed with the Securities and Exchange Commission on March 6, 2007.

(4)	“Non-Equity Incentive Plan Compensation” represents amounts earned pursuant to the 2006 Cash Incentive Plan that will be paid during 2007. Mr. Ergen declined to accept any distributions he was otherwise entitled to receive pursuant to the 2006 Cash Incentive Plan.

(5)	“All Other Compensation” for all of the Named Executive Officers includes amounts contributed pursuant to our 401(k) matching program and our profit sharing program. Mr. Ergen’s “All Other Compensation” also includes tax preparation payments in each year. In addition, with respect to Mr. Ergen, Mr. Vogel and Mr. Moskowitz, “All Other Compensation” includes each Executive Officer’s personal use of corporate aircraft for the following amounts:

		Mr. Ergen	Mr. Vogel	Mr. Moskowitz
Personal use	2006	$821,771	$47,438	$20,988
of company	2005	485,256	—	—
aircraft	2004	205,428	—	—
We calculated the value of each Executive Officer’s personal use of corporate aircraft based upon the incremental cost of such usage to the Corporation.

(6)	Mr. Vogel became an employee of the Corporation on June 30, 2005.

(7)	Mr. Rayner served as Chief Financial Officer before Mr. Han joined the Corporation in that capacity on September 28, 2006.
Grant of Plan-Based Awards for 2006

									All Other	All Other
			Estimated Future Payouts Under			Estimated Future Payouts Under			Stock	Option
			Non-Equity Incentive Plan Awards			Equity Incentive Plan Awards			Awards:	Awards:
											Exercise
									Number of	Number of	or Base	Grant Date
		Date of							Shares of	Securities	Price of	Fair Value
		Compensation							Stock or	Underlying	Option	of Stock and
	Grant	Committee	Threshold	Target	Maximum	Threshold	Target (1)	Maximum	Units	Options	Awards	Option
Name	Date	Approval	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/sh)	Awards (2)

Charles W. Ergen	3/7/2006	2/28/06	$—	$—	$—	—	—	—	125	—	$—	$—
	3/8/2006	2/28/06	$—	$—	$—	—	—	—	147	—	$—	$—

Carl E. Vogel	3/7/2006	2/28/06	$—	$—	$—	—	—	—	5	—	$—	$—
	3/8/2006	2/28/06	$—	$—	$—	—	—	—	147	—	$—	$—
	10/5/2006	10/5/06	$—	$—	$—	—	300,000	—	—	150,000	$32.74	$6,390,870
	10/5/2006	10/5/06	$—	$—	$—	—	—	—	50,000	—	$—	$1,658,000

David K. Moskowitz	3/7/2006	2/28/06	$—	$—	$—	—	—	—	80	—	$—	$—
	3/8/2006	2/28/06	$—	$—	$—	—	—	—	147	—	$—	$—

David J. Rayner	3/7/2006	2/28/06	$—	$—	$—	—	—	—	5	—	$—	$—
	3/8/2006	2/28/06	$—	$—	$—	—	—	—	147
	9/30/2006	9/26/06	$—	$—	$—	—	60,000	—	—	—	$—	$1,964,400

O. Nolan Daines	3/7/2006	2/28/06	$—	$—	$—	—	—	—	15	—	$—	$—
	3/8/2006	2/28/06	$—	$—	$—	—	—	—	147	—	$—	$—

Bernard L. Han	9/30/2006	9/26/06	$—	$—	$—	—	30,000	—	—	—	$—	$982,200
	9/30/2006	9/26/06	$—	$—	$—	—	90,000	—	—	350,000	$32.74	$5,432,630

(1)	Represents the amount of stock and/or option awards that will become exercisable upon achievement of specified long-term business objectives, as discussed in “Compensation Discussion and Analysis” above.

(2)	Represents the total SFAS 123R fair value of the grant.

Outstanding Equity Awards at December 31, 2006

	Option Awards					Stock Awards
									Equity
									Incentive
								Equity	Plan
								Incentive	Awards:
			Equity					Plan	Market or
			Incentive					Awards:	Payout
			Plan					Number of	Value of
			Awards:				Market	Unearned	Unearned
	Number of	Number of	Number of			Number of	Value of	Shares,	Shares,
	Securities	Securities	Securities			Shares or	Shares or	Units or	Units or
	Underlying	Underlying	Underlying			Units of	Units of	Other	Other
	Unexercised	Unexercised	Unexercised	Option		Stock	Stock That	Rights	Rights That
	Options	Options	Unearned	Exercise	Option	That Have	Have Not	That Have	Have Not
	(#)	(#)	Options	Price	Expiration	Not Vested	Vested (1)	Not Vested	Vested (2)
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)

Charles W. Ergen	—	—	400,000	$6.00	2/17/2009	—	$—	—	$—
	40,000	40,000	—	$28.88	3/31/2013	—	$—	—	$—
	160,000	240,000	—	$30.75	6/30/2014	—	$—	—	$—
	500,000	—	—	$33.25	12/31/2014	—	$—	—	$—
	—	—	900,000	$29.57	9/30/2015	—	$—	—	$—

Carl E. Vogel	140,000	560,000	400,000	$30.16	6/30/2015	80,000	$3,042,400 (3)	—	$—
	—	150,000	300,000	$32.74	9/30/2016	50,000	$1,901,500 (4)	—	$—

David K. Moskowitz	—	—	400,000	$6.00	2/17/2009	—	$—	—	$—
	120,000	—	—	$6.00	2/17/2009	—	$—	—	$—
	60,000	40,000	—	$28.88	3/31/2013	—	$—	—	$—
	80,000	120,000	—	$30.75	6/30/2014	—	$—	—	$—
	—	—	300,000	$29.25	3/31/2015	—	$—	—	$—
	40,000	160,000	—	$30.16	6/30/2015	—	$—	—	$—
	300,000	—	—	$27.18	12/30/2015	—	$—	—	$—

David J. Rayner	200,000	300,000	—	$33.25	12/31/2014	—	$—	—	$—
	—	—	—	$—	—	—	$—	60,000 (5)	$2,281,800

O. Nolan Daines	—	40,000	—	$17.30	9/30/2012	—	$—	—	$—
	32,000	48,000	—	$30.75	6/30/2014	—	$—	—	$—
	48,000	72,000	—	$31.12	9/30/2014	—	$—	—	$—
	—	—	300,000	$29.25	3/31/2015	—	$—	—	$—
	20,000	80,000	—	$30.16	6/30/2015	—	$—	—	$—

Bernard L. Han	—	350,000	90,000	$32.74	9/30/2016	—	$—	30,000 (5)	$1,140,900

(1)	Amount represents the number of unvested restricted stock units multiplied by the closing market price of EchoStar’s Class A Shares of $38.03 on December 31, 2006.

(2)	Amount represents the number of unvested, performance-based restricted stock units multiplied by the closing market price of EchoStar’s Class A Shares of $38.03 on December 31, 2006.

(3)	Restricted stock awarded on June 30, 2005 under EchoStar’s Stock Incentive Plans.

(4)	Restricted stock awarded on September 30, 2006 under EchoStar’s Stock Incentive Plans.

(5)	Restricted stock awarded on September 30, 2006 under EchoStar’s 2005 LTIP.

Option Exercises and Stock Vested for 2006

	Option Awards		Stock Awards
Number of
	Shares	Value		Value
	Acquired on	Realized on	Number of	Realized on
	Exercise	Exercise (1)	Shares Acquired	Vesting (2)
Name	(#)	($)	on Vesting (#)	($)

Charles W. Ergen	—	$—	—	$—

Carl E. Vogel	—	$—	20,000	$616,200

David K. Moskowitz	42,176	$1,346,461	—	$—

David J. Rayner	—	$—	—	$—

O. Nolan Daines	80,000	$1,534,012	—	$—

Bernard L. Han	—	$—	—	$—

(1)	The value realized on exercise is computed by multiplying the difference between the exercise price of the stock option and market price of the Class A Shares on the date of exercise by the number of shares with respect to which the option was exercised.

(2)	The value realized on vesting is computed by multiplying the number of shares of stock by the market price of the Class A Shares on the vesting date.
Director Compensation and Nonemployee Director Option Plans for 2006

					Change in
					Pension
					Value and
	Fees				Nonqualified
	Earned or			Non-Equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash	Awards	Awards (1)	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)

Steven R. Goodbarn	$54,500	$—	$31,509	$—	$—	$—	$86,009
Gary S. Howard	$47,500	$—	$31,509	$—	$—	$—	$79,009
Tom A. Ortolf	$53,500	$—	$31,509	$—	$—	$—	$85,009
C. Michael Schroeder	$54,500	$—	$31,509	$—	$—	$—	$86,009

(1)	The amounts reported in the “Option Awards” column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with SFAS 123R. Assumptions used in the calculation of these amounts are included in Note 3 to the Company’s audited financial statements for the fiscal year ended December 31, 2006, included in the Company’s Annual Report on Form 10-K/A filed with the Securities and Exchange Commission on March 6, 2007. On June 30, 2006, each of the nonemployee directors was granted an option to acquire 5,000 Class A Shares at an exercise price of $30.81 per share. Options granted under our Nonemployee Director Plans are 100% vested upon issuance. Thus, the amount recognized for financial statement reporting purposes and the full grant date fair value are the same.

Our employee directors are not compensated for their services as directors. Each nonemployee director receives an annual retainer of $40,000 which is paid in equal quarterly installments on the last day of each calendar quarter, provided such person is a member of the Board on the last day of the applicable calendar quarter. Our nonemployee directors also receive $1,000 for each meeting attended in person and $500 for each meeting attended by telephone. Additionally, the chairperson of each committee of the Board receives a $5,000 annual retainer, which is paid in equal quarterly installments on the last day of each calendar quarter, provided such person is the chairperson of the committee on the last day of the applicable calendar quarter. Furthermore, our nonemployee directors receive: (i) reimbursement, in full, of reasonable travel expenses related to attendance at all meetings of the Board of Directors and its committees and (ii) reimbursement of reasonable expenses related to educational activities undertaken in connection with service on the Board of Directors and its committees.
Upon election to our Board, our nonemployee directors are granted an option to acquire a certain number of our Class A Shares under our 2001 Nonemployee Director Stock Option Plan (our “2001 Director Plan,” and together with the 1995 Nonemployee Director Stock Option Plan, the “Nonemployee Director Plans”). Options granted under our Nonemployee Director Plans are 100% vested upon issuance and have a term of five years. We also currently grant each continuing nonemployee director an option to acquire 5,000 Class A Shares every year in exchange for their continuing services.
We have granted the following options to our nonemployee directors under these plans:

	Option Awards
	Number of
	Securities
	Underlying
	Unexercised	Option
	Options	Exercise	Option
	(#)	Price	Expiration
Name	Exercisable	($)	Date

Steven R. Goodbarn	10,000	$22.26	12/31/2007
	5,000	$34.62	6/30/2008
	5,000	$31.12	9/30/2009
	5,000	$30.16	6/30/2010
	40,000	$27.18	12/30/2010
	5,000	$30.81	6/30/2011

Gary S. Howard	50,000	$27.18	12/30/2010
	5,000	$30.81	6/30/2011

Tom A. Ortolf	10,000	$30.16	6/30/2010
	40,000	$27.18	12/30/2010
	5,000	$30.81	6/30/2011

C. Michael Schroeder	10,000	$33.99	12/31/2008
	5,000	$31.12	9/30/2009
	5,000	$30.16	6/30/2010
	40,000	$27.18	12/30/2010
	5,000	$30.81	6/30/2011
Employee Stock Incentive Plans
We have two employee stock incentive plans, our 1995 Stock Incentive Plan and 1999 Stock Incentive Plan (the “Stock Incentive Plans”). We adopted the Stock Incentive Plans to provide incentives to attract and retain executive officers and other key employees. The Stock Incentive Plans are administered by our Compensation Committee.

Awards available under the Stock Incentive Plans include: (i) common stock purchase options; (ii) stock appreciation rights; (iii) restricted stock and restricted stock units; (iv) performance awards; (v) dividend equivalents; and (vi) other stock-based awards. As of December 31, 2006, 65,558,450 of our Class A Shares were available for issuance under the 1999 Stock Incentive Plan. Our authorization to grant new awards under the 1995 Stock Incentive Plan has expired. The Compensation Committee retains discretion, subject to plan limits, to modify the terms of outstanding awards and to re-price awards.
Options to purchase 22,761,833 Class A Shares were outstanding as of December 31, 2006 under the Stock Incentive Plans. These options generally vest at the rate of 20% per year commencing one year from the date of grant. The exercise prices of these options, which have generally been equal to or greater than the fair market value of our Class A Shares at the date of grant, range from $2.125 to $79.00 per Class A Share.
As previously discussed in Compensation Discussion & Analysis, we have adopted the 1999 LTIP and the 2005 LTIP under EchoStar’s Stock Incentive Plans.
Equity Compensation Plan Information
In addition to the Nonemployee Director Plans and the Stock Incentive Plans, during 2002 we adopted our Class B CEO Stock Option Plan, under which we have reserved 20 million shares of our Class B Shares for issuance. No options have been granted to date under our Class B CEO Stock Option Plan.
The following table sets forth a description of our equity compensation plans as of December 31, 2006:

Number of
	Number of		Securities
	Securities to	Weighted-	Remaining
	be Issued	Average	Available for
	Upon	Exercise	Future Issuance
	Exercise of	Price of	Under Equity
	Outstanding	Outstanding	Compensation
	Options,	Options,	Plans (excluding
	Warrants	Warrants	securities reflected
	and Rights	and Rights	in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders	22,761,833	$25.67	66,573,450

Total	22,761,833	$25.67	66,573,450

We no longer grant equity awards pursuant to our 1995 Stock Incentive Plan or our 1995 Nonemployee Director Stock Option Plan.
Compensation Committee Interlocks and Insider Participation
The Compensation Committee is comprised solely of outside directors. The Compensation Committee members are Mr. Goodbarn, Mr. Howard, Mr. Ortolf and Mr. Schroeder. None of these individuals was an officer or employee of EchoStar at any time during the 2006 fiscal year. No executive officer of EchoStar served on the board of directors or compensation committee of any other entity that had one or more executive officers who served as a member of EchoStar’s Board of Directors or its Compensation Committee during the 2006 fiscal year.

Performance Graph
The graph below sets forth the cumulative total return to our shareholders during the period from December 31, 2001 to December 31, 2006. The graph assumes the investment on December 31, 2001 of $100 in (i) our Class A Shares, (ii) an industry peer group and (iii) the NASDAQ Composite Index and reflects reinvestment of dividends and market capitalization weighting. The industry peer group consists of: Cablevision Systems Corporation, Comcast Corporation, The DirecTV Group, Inc., EchoStar and Time Warner, Inc. Although the companies included in the industry peer group were selected because of similar industry characteristics, they are not entirely representative of our business.
TOTAL RETURN TO STOCKHOLDERS
(Assumes $100 investment on 12/31/01)
Total Return Analysis

	12/31/2001	12/31/2002	12/31/2003	12/31/2004	12/31/2005	12/31/2006
EchoStar Communications	$100.00	$81.03	$123.74	$128.32	$104.90	$146.77
Peer Group	$100.00	$56.08	$75.88	$78.11	$66.51	$97.99
Nasdaq Composite	$100.00	$68.47	$102.72	$111.54	$113.07	$123.84

The preceding graph and table shall not be deemed to be “solicited material” or “filed” or incorporated by reference in any filing we make under the Securities Act of 1933 (the “Securities Act”) or under the Exchange Act, irrespective of any general statement incorporating by reference this Proxy Statement into any such filing, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate this information by reference into a document we file under the Securities Act or the Exchange Act.

Certain Relationships and Related Transactions
Our Board has adopted a written policy for the review and approval of transactions involving EchoStar and related parties, such as directors, executive officers and their immediate family members. In order to survey these transactions, we distribute questionnaires to our officers and directors on a quarterly basis. Our General Counsel then directs the appropriate review of all potential related-party transactions and schedules their presentation at the next regularly-scheduled meetings of the Audit Committee and the Board of Directors. Both the Audit Committee and the Board of Directors must approve these transactions, with all interested parties abstaining from the vote. Once each calendar year, the Audit Committee and the Board of Directors undertake a review of all recurring potential related-party transactions. Both the Audit Committee and the Board of Directors must approve the continuation of each such transaction, with all interested parties abstaining.
In March of 2000, we purchased Kelly Broadcasting Systems, Inc. (“KBS”). At that time, Mr. Kelly was a shareholder of KBS and served as its President. Title to certain assets purchased in the acquisition has not yet been transferred, and payments of as much as approximately $2 million may be due to Mr. Kelly in accordance with the terms of the purchase agreement. No changes to the purchase agreement occurred during 2006 and no assets or payments were exchanged during 2006. During 2006, we entered into a routine mutual release with Mr. Kelly in connection with certain KBS transactions. During 2006, we also employed two members of Mr. Kelly’s family. We paid these individuals a combined total of approximately $160,000 during 2006 and expect to pay them approximately $170,000 in cash compensation along with an option to purchase 2,000 shares of our Class A Common Stock during 2007.
During 2006, we employed three members of Mr. Daines’ family. We paid these individuals a combined total of approximately $100,000 during 2006 and expect to pay members of Mr. Daines’ family a similar amount during 2007.
During 2006, we employed Mrs. Ergen and two other members of the Ergen family. We paid these individuals a combined total of approximately $80,000 during 2006. Depending on the time and services that will be provided, they may earn more than that amount during 2007.
Mr. Jackson’s brother earned approximately $80,000 during 2006 as an employee of a non-public company that provides programming content to us. Affiliates of that company also supply us with parts used in the manufacture of our satellite receivers and related equipment. Neither EchoStar, nor any of its directors or executive officers has any ownership or other personal financial interest in that company. We and our contract manufacturers paid that company and its affiliates a total of approximately $180 million during 2006, representing approximately 48% of their total revenues.

PRINCIPAL ACCOUNTANT FEES AND SERVICES
Appointment of Independent Registered Public Accounting Firm
Appointment of Independent Registered Public Accounting Firm for 2007. KPMG served as our independent registered public accounting firm for the fiscal year ended December 31, 2006, and the Board has proposed that our shareholders ratify the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2007. Please see Proposal No. 2 below.
The Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee believes that a change would be in the best interests of our shareholders.
Fees Paid to KPMG LLP for 2006 and 2005
The following table presents fees for professional audit services rendered by KPMG LLP for the audit of our annual financial statements for the years ended December 31, 2006, and December 31, 2005, and fees billed for other services rendered by KPMG LLP during those periods.

	For the Years Ended
	December 31,
	2006	2005
Audit Fees	$1,950,724	$1,657,400
Audit-Related Fees (1)	14,500	14,500

Total Audit and Audit-Related Fees	1,965,224	1,671,900
Tax Fees (2)	88,416	42,500
All Other Fees	—	—

Total Fees	$2,053,640	$1,714,400

(1)	Consists of fees for audit of financial statements of certain employee benefit plans.

(2)	Consists of fees for tax consultation and tax compliance services.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
The Audit Committee is responsible for appointing, setting compensation, and overseeing the work of our independent registered public accounting firm. The Audit Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm.
Requests are submitted to the Audit Committee in one of the following ways:
•	Request for approval of services at a meeting of the Audit Committee; or

•	Request for approval of services by members of the Audit Committee acting by written consent.
The request may be made with respect to either specific services or a type of service for predictable or recurring services.

REPORT OF THE AUDIT COMMITTEE
The role of the Audit Committee is to assist EchoStar’s Board of Directors in its oversight of EchoStar’s financial reporting process, as is more fully described in its charter. EchoStar’s management is responsible for its financial reporting process, including its system of internal controls, and for the preparation and presentation of its consolidated financial statements in accordance with generally accepted accounting principles. EchoStar’s independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. Our responsibility is to monitor and review these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures. We are not and may not be employees of EchoStar, and we may not represent ourselves to be or to serve as accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, we have relied, without independent verification, on representations by EchoStar’s management that its financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America. We have also relied on representations of EchoStar’s independent registered public accounting firm included in their report on its financial statements. Our oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with EchoStar’s management and independent registered public accounting firm do not assure that EchoStar’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of EchoStar’s financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States), or that EchoStar’s independent registered public accounting firm is in fact “independent.”
In the performance of our oversight function, we reviewed and discussed with EchoStar’s management its audited financial statements for the fiscal year ending December 31, 2006. We also discussed these audited financial statements with EchoStar’s independent registered public accounting firm. Our discussions with the independent registered public accounting firm included the matters required to be discussed by Statement of Auditing Standards No. 61, “Communication with Audit Committees,” as currently in effect. We also discussed with them their independence and any relationship that might affect their objectivity or independence. In connection with these discussions, we received and reviewed the written disclosures from KPMG LLP required by Independence Standards Board Standards No. 1, “Independence Discussions with Audit Committees.” Finally, we have considered whether the non-audit services provided by the independent registered public accounting firm are compatible with maintaining their independence.
Based on the reviews and discussions referred to above, we are not aware of any relationship between the independent registered public accounting firm and EchoStar that affects the objectivity or independence of the independent registered public accounting firm. Based on these discussions and our review discussed above, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee Charter, we recommended to EchoStar’s Board of Directors that its audited financial statements for fiscal 2006 be included in EchoStar’s Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the Securities and Exchange Commission.
Respectfully submitted,
The EchoStar Audit Committee
Tom A. Ortolf (Chairman)
Steven R. Goodbarn
Gary S. Howard
C. Michael Schroeder
The report of the Audit Committee and the information contained therein shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in any filing we make under the Securities Act or under the Exchange Act, irrespective of any general statement incorporating by reference this Proxy Statement into any such filing, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate this information by reference into a document we file under the Securities Act or the Exchange Act.

PROPOSAL NO. 2 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We customarily ask our shareholders to ratify the appointment of our independent registered public accounting firm at each annual meeting. The Audit Committee and the Board has appointed KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007 and we are asking our shareholders to ratify this appointment at the Annual Meeting. Representatives of KPMG are expected to be present at the Annual Meeting and will have the opportunity to make any statements they may desire. They also will be available to respond to appropriate questions of shareholders.
Charles W. Ergen, our Chairman and Chief Executive Officer, possesses approximately 77% of our total voting power. Mr. Ergen has indicated his intention to vote in favor of Proposal No. 2. Accordingly, approval of Proposal No. 2 is assured notwithstanding a negative vote by shareholders other than Mr. Ergen.
The Board of Directors unanimously recommends a vote FOR approval of Proposal No. 2 (Item No. 2 on the enclosed proxy card).
WHERE TO GET ADDITIONAL INFORMATION
As a reporting company, we are subject to the informational requirements of the Exchange Act and accordingly file our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and other information with the Securities and Exchange Commission (“SEC”). The Public may read and copy any materials filed with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. Please call the SEC at (800) SEC-0330 for further information on the Public Reference Room. As an electronic filer, our public filings are maintained on the SEC’s Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is http://www.sec.gov. In addition, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act may be accessed free of charge through our website as soon as reasonably practicable after we have electronically filed such material with, or furnished it to, the SEC. The address of that website is http://www.echostar.com.
COST OF PROXY STATEMENT
We will bear the cost of the solicitation of proxies on behalf of the Board. In addition to the use of the mail, proxies may be solicited by us personally, by telephone or by similar means. None of our directors, officers or employees will be specifically compensated for those activities. We do not expect to pay any compensation for the solicitation of proxies. However, we will reimburse brokerage firms, custodians, nominees, fiduciaries and other persons holding our shares in their names, or in the names of nominees, at approved rates for their reasonable expenses in forwarding proxy materials to beneficial owners of securities held of record by them and obtaining their proxies.
SUBMISSION OF SHAREHOLDER PROPOSALS FOR 2008 ANNUAL MEETING
Shareholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2008 Annual Meeting of Shareholders must submit the proposal to us no later than December 7, 2007. A notice of shareholder proposal submitted outside the processes of Rule 14a-8 of the Exchange Act will be considered untimely after February 20, 2008. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

OTHER BUSINESS
Management knows of no other business that will be presented at the Annual Meeting other than that which is set forth in this Proxy Statement. However, if any other matter is properly presented at the Annual Meeting, the persons named in the accompanying form of proxy will have discretionary authority to vote on such matter in accordance with their best judgment.
By Order of the Board of Directors
David K. Moskowitz
Executive Vice President, General
Counsel, Corporate Secretary
and Director

EchoStar Communications Corporation
9601 S. Meridian Blvd.
Englewood, Colorado 80112

ADMISSION TICKET
EchoStar Communications Corporation
Annual Meeting of Shareholders
May 8, 2007
12:00 p.m., MT
Corporate Headquarters
9601 S. Meridian Blvd.
Englewood, Colorado 80112
PLEASE BRING THIS ADMISSION
TICKET TO THE MEETING WITH YOU.

THE BOTTOM PORTION OF THIS FORM IS THE PROXY CARD. Each proposal is fully explained in the enclosed Notice of Annual Meeting of Shareholders and Proxy Statement. To vote your proxy, please MARK by placing an “X” in the appropriate box, SIGN and DATE the proxy. Then please DETACH and RETURN the completed proxy promptly in the enclosed envelope. You may also vote your proxy by telephone or internet by following the instructions in the proxy card.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
      The undersigned hereby appoints Charles W. Ergen and David K. Moskowitz, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below, all Class A Shares and Class B Shares of EchoStar Communications Corporation held of record by the undersigned on March 23, 2007, at the Annual Meeting of Shareholders to be held on May 8, 2007, or any adjournment thereof.
1.	ELECTION OF 10 DIRECTORS.
☐	FOR all nominees listed below (except as marked to the contrary)

☐	WITHHOLD AUTHORITY to vote for all the nominees listed below

James DeFranco	Michael T. Dugan	Cantey Ergen	Charles W. Ergen	Steven R. Goodbarn

Gary S. Howard	David K. Moskowitz	Tom A. Ortolf	C. Michael Schroeder	Carl E. Vogel
(INSTRUCTION: To withhold authority to vote for an individual nominee, cross out that nominee’s name above.)

2.	TO RATIFY THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007.

☐ FOR	☐ AGAINST	☐ ABSTAIN
3.	TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF.

☐ FOR	☐ AGAINST	☐ ABSTAIN
      THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED FOR (1) THE ELECTION OF EACH OF THE 10 DIRECTORS SET FORTH ABOVE AND (2) THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007. THIS PROXY CONFERS DISCRETIONARY AUTHORITY WITH RESPECT TO PROPOSALS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO THE UNDERSIGNED.
      The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement furnished herewith.

Dated:	,2007

Signature

Signature if held jointly

Signatures should agree with the name(s) stenciled hereon. Executors, administrators, trustees, guardians and attorneys should indicate when signing. Attorneys should submit powers of attorney.
      PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED PRE-ADDRESSED ENVELOPE. THE TENDER OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING OR TO SUBMIT A LATER DATED REVOCATION OR AMENDMENT TO THIS PROXY ON ANY OF THE ISSUES SET FORTH ABOVE.